UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 Horton Circle, Arlington, Texas 76011

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 5, 2017, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 29, 2017 (the “Merger Agreement”), by and among D.R. Horton, Inc. (the “Company”), Forestar Group Inc., a Delaware corporation (“Forestar”), and Force Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), the Company completed its acquisition of approximately 75% of the outstanding shares of Forestar’s common stock pursuant to a merger of Merger Sub with and into Forestar, with Forestar continuing as the surviving corporation and a subsidiary of the Company (the “Merger”).

At the effective time of the Merger, each share of Forestar’s common stock outstanding immediately prior to the completion of the Merger (other than excluded shares) automatically converted into the right to receive, at the election of the applicable Forestar stockholder, either an amount in cash equal to $17.75 or one new share of Forestar common stock. The elections were prorated to ensure that, as a result of the Merger, the Company would own approximately 75% of Forestar’s common stock and Forestar stockholders immediately prior to the Merger would own approximately 25% of Forestar’s common stock. The aggregate consideration paid by the Company in the Merger was approximately $558,256,373 and the Company received 31,451,063 shares of Forestar common stock pursuant to the Merger. The foregoing description of the Merger Agreement, the Merger, and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2017 (the “Initial Form 8-K”).

Concurrently with the closing of the Merger, the previously announced Stockholder’s Agreement, dated as of June 29, 2017, between the Company and Forestar (the “Stockholder’s Agreement”) and the previously announced Master Supply Agreement, dated as of June 29, 2017, between the Company and Forestar (the “Master Supply Agreement”), each became effective. The terms of the Stockholder’s Agreement and the Master Supply Agreement were previously disclosed in the Initial Form 8-K, and the Stockholder’s Agreement and the Master Supply Agreement were filed as Exhibits 10.1 and 10.2 thereto, respectively.

On October 5, 2017, the Company and Forestar issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release dated October 5, 2017 issued by D.R. Horton, Inc. and Forestar Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017

D.R. Horton, Inc.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer